Exhibit 10.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE
PROMISSORY NOTE
(Unsecured)

[$ ]	[ ]

FOR VALUE RECEIVED, the undersigned, GulfSlope Energy, Inc., a Delaware corporation (“Maker”), at 2500 City West, Suite 800, Houston, Texas 77042, hereby unconditionally promises to pay to the order of John N. Seitz (“Payee”), at 5602 Orchard Valley Ct., Kingwood, Texas 77345, the principal sum of [                   ] DOLLARS ($        ), in lawful money of the United States of America, together with interest on the unpaid principal balance at the rate of 5% per annum.

The entire unpaid balance of this Note, including all unpaid and accrued interest, shall be due and payable on demand.  Payments of any sums due to the Payee and/or holder under the terms of this Note shall be made via wire transfer.  If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas.

If default occurs in the payment of any principal or interest when due hereunder, or upon Maker’s insolvency, the appointment of a receiver of all or any part of Maker’s property, an assignment for the benefit of creditors of Maker, or the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against Maker, the Payee hereof may, at its option, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity.  If this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through bankruptcy, or other judicial proceedings, then Maker shall pay Payee all costs of collection, including reasonable attorney’s fees and court costs, in addition to other amounts due.

Maker agrees that if Maker defaults in the payment of any payment required hereunder, whether payment of principal or interest, Maker promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum nonusurious rate permitted by applicable law.

Each right, power, and remedy of the Payee as provided for in this Note, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers, or remedies.  No failure or delay by the Payee to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Payee from exercising any such right, power, or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Payee shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an event of default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

Conversion

At any time while this Note is outstanding, the Payee may convert all or any portion of the outstanding principal, and accrued and unpaid interest, at his option (such total amount, the “Conversion Amount”) into shares of Common Stock of the Maker (the “Conversion Shares”) at a conversion price equal to $0.12 per share of Common Stock (the “Conversion Price”). The Payee shall submit a conversion notice (“Conversion Notice”) indicating the Conversion Amount and the number of Conversion Shares issuable upon such conversion.

To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Payee (the “Conversion Date”), the Payee shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Maker.  Upon receipt by the Maker of a copy of a Conversion Notice, the Maker shall as soon as practicable, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Payee indicating that the Maker will process such Conversion Notice in accordance with the terms herein.  The person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.  Maker shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note in accordance with its terms (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Note then outstanding, Maker shall increase the Share Reserve accordingly.

If the Maker, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Maker, then the Conversion Price and the number of Conversion Shares shall be adjusted accordingly.

If, at any time while this Note is outstanding: (i) the Maker effects any merger or consolidation of the Maker with or into another person, (ii) the Maker effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Maker or another person) is completed pursuant to which holders of Common Stock are permitted  to tender or exchange their shares for other securities, cash or property, or (iv) the Maker effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Payee shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common  Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Maker shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Payee shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Maker or surviving entity in such Fundamental Transaction shall issue to the Payee a new note consistent with the foregoing provisions and evidencing the Payee's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Maker shall promptly deliver to Payee a notice setting forth the Conversion Price and Conversion Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

If: (A) the Maker shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Maker shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Maker shall authorize the granting to all holders of  the Common Stock of rights or warrants  to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Maker shall be required in connection with any reclassification of the Common Stock, any  consolidation  or merger to which the Maker is a party, any sale or transfer of all or substantially all of the assets of the Maker, of any compulsory share exchange whereby  the  Common Stock is converted into other securities, cash or property, or (E) the Maker shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Maker, then, in each case, the Maker shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Payee at its last address as it shall appear upon the Maker's records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

General

Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty.  The Maker and any other party ever liable for payment of any sums of money payable on the Note, jointly and severally, waive presentment, protest and notice of protest and nonpayment, notice of acceleration or other notice of default.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

This Note is being executed and delivered, and is intended to be performed, in the State of Texas.  Except to the extent that the laws of the United State may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.

IN WITNESS WHEREOF, the Maker has executed this Note as of the date set forth above.

GULFSLOPE ENERGY, INC. By: ________________________ Name: James M. Askew Title: Director

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the note (the “Note”) of GulfSlope Energy, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), into shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company in accordance with the conditions of the Note, as of the date written below.

Conversion Calculations

Effective Date of Conversion:	______________________
Principal Amount and/or Interest to be Converted:	______________________
Number of Common Shares to be Issued:	______________________

______________________________

John N. Seitz